Floating Rate Portfolio (the "Registrant")


         The Registrant's Trust Instrument provides the following:


                                   ARTICLE IV

                                SERIES; INTERESTS
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         Section 1.  Establishment of Series.  The Trust shall consist of one or more separate and distinct Series. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by, and shall be effective upon, the adoption of a resolution by the Trustees. The Trustees may designate the relative rights and preferences of the Interests of each Series. The Trust shall maintain separate and distinct records for each Series. A Series may issue any number of Interests. Each Holder of an Interest in a Series shall be entitled to receive its pro rata share of all distributions made with respect to that Series. On redemption of an Interest in a Series, a Holder shall be paid solely out of the Assets belonging to that Series. The Trustees may change the name of any Series without Holder approval.

         Section 2. Interests. The beneficial interest in the Trust shall be divided into Interests in one or more Series. The number of Interests in the Trust and each Series shall be unlimited. All Interests issued hereunder shall be fully paid and nonassessable. Holders shall have no preemptive or other right to subscribe to any additional Interests or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Holder approval, (a) to issue original or additional Interests at such times and on such terms and conditions as they deem appropriate, (b) to establish and to change in any manner Interests in any Series with such preferences, terms of conversion, voting powers, rights, and privileges as the Trustees may determine (but the Trustees may not change Interests in a manner materially adverse to the Holders of such Interests), (c) to divide or combine the Interests in any Series into a greater or lesser number, (d) to classify or reclassify any unissued Interests of any Series into one or more Series, (e) to abolish any one or more Series, (f) to issue Interests to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses, and (g) to take such other action with respect to the Interests as the Trustees may deem desirable.

         Section 3. Investment in the Trust; Limitation on Number of Holders. The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees' sole


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discretion,  such investments,  subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article VI, Section 2. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever. Notwithstanding anything herein to the contrary, (a) Interests shall only be issued in a transaction or transactions not requiring registration under the Securities Act of 1933 and (b) no Series shall at any time have more than 100 Holders. In determining the number of Holders of any Series, a person owning an Interest through a partnership, grantor trust, or S
corporation  (a  "flow-through   entity")  shall  be  counted  as  a  Holder  if
substantially all the value of that person's interest in the flow-through entity is attributable to that Series and a principal purpose for using a tiered structure was to satisfy the 100-Holder condition. The Trustees shall impose such other limitations on investments in the Series as are necessary to avoid having any Series treated as a "publicly traded partnership" within the meaning of section 7704 of the Code.

         Section 4. Assets and Liabilities of Series. (a) All Assets belonging to a particular Series shall be held and accounted for separately from the other Trust Property and the Assets belonging to every other Series. The Assets belonging to a particular Series shall belong only to that Series and to no other Series, for all purposes, subject only to the rights of creditors of that Series. Any Trust Property that is not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among such Series as the Trustees, in their sole discretion, deem fair and equitable, and any such Trust Property allocated to a Series shall be Assets belonging to that Series. The Assets belonging to a Series shall be so recorded on the books of the Trust and shall be held by the Trustees in trust for the benefit of the Holders of Interests in that Series. The Assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges, and reserves attributable to that Series. Any liabilities, expenses, costs, charges, and/or reserves of the Trust that are not readily identifiable as attributable to any particular Series shall be allocated and charged by the Trustees between or among such Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each allocation pursuant to this paragraph shall be conclusive and binding upon the Holders of Interests in all Series for all purposes.

         (b) Without limiting the foregoing, but subject to the Trustees' right to allocate liabilities, expenses, costs, charges, and reserves as herein provided, the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series, and not against the Trust Property generally or the Assets belonging to any other Series. Notice of this limitation on enforceabililty may, in the Trustees' sole discretion, be

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set  forth  in the  Trust's  certificate  of  trust  (whether  originally  or by amendment) as filed or to be filed with the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the effect thereunder of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with, or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any debt, obligation, or claim with respect to that Series. No Holder or former Holder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

         Section 5. Register of Interests. The Trust shall maintain a register containing the name and address and Book Capital Account balance of each Holder of each Series. The register shall be conclusive as to the identity of Holders of record of each Series and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, or to receive notice as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep such register for entry thereon.

         Section 6. Status of Interests;  Limitation of Holder  LiabilitySection
6. Status of Interests; Limitation of Holder Liability. Interests shall be deemed to be personal property giving Holders only the rights provided in this Trust Instrument. Every Holder, by virtue of having acquired an Interest, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Holder shall be personally liable for the debts, liabilities, obligations, and/or expenses incurred by, contracted for, or otherwise existing with respect to the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Holder personally or to demand payment from any Holder for anything, other than as expressly agreed by the Holder. Holders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the Trust Property or the Assets belonging to that Series, as the case may be; however, the omission of such statement shall not operate to bind or create personal liability for any Holder or Trustee.




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